                                                                    EXHIBIT 99.1

                   HANOVER CAPITAL MORTGAGE HOLDINGS ANNOUNCES
            2003 SECOND QUARTER RESULTS AND $0.30 PER SHARE DIVIDEND

      EDISON, NEW JERSEY, AUGUST 4, 2003 - Hanover Capital Mortgage Holdings, Inc. (AMEX: HCM) reported net earnings for the quarter ended June 30, 2003 of $2,507,000, or $0.56 per share, compared to $1,392,000, or $0.32 per share, for the second quarter 2002, a 75% increase in earnings per share. Net earnings for the six-months ended June 30, 2003, were $5,056,000, or $1.12 per share, versus $2,704,000, or $0.62 per share, for the six-months ended June 30, 2002. The increase in earnings per share for both the three and six-month periods was primarily due to gains on sales of mortgage assets. The Board of Directors declared a second quarter dividend of $0.30 per share on August 1, 2003 to be paid on August 15, 2003 to stockholders of record as of August 8, 2003. As of June 30, 2003, stockholders' equity was $48.6 million, or $10.79 per share.

During the second quarter of 2003, we invested substantially all of the approximately $6 million of capital received from the first quarter 2003 sales of mortgage loans that supported certain collateralized mortgage obligations. As of June 30, 2003, we had $170.0 million in assets, $121.4 million in liabilities and $48.6 million in stockholders' equity. As of that date, our interest earning assets were comprised of approximately $45.4 million of Agency-issued mortgage-backed securities, $27.2 million of subordinated mortgage-backed securities, $70.6 million of CMO collateral and $1.7 million of equity invested in HDMF-I LLC. Our liabilities consisted principally of $54.3 million in reverse repurchase agreements and $64.0 million in non-recourse borrowings secured by collateralized mortgage obligations.

Over the course of the second quarter, we purchased approximately $26.5 million (principal balance) of subordinated mortgage-backed securities with a cost basis of approximately $12.6 million. We sold approximately $8.1 million of subordinated mortgage-backed securities and realized approximately $2.5 million of gains from such sales. As of June 30, 2003, we have purchased since our inception in 1997 approximately $148.1 million (principal balance) of subordinated mortgage-backed securities from third parties at an aggregate purchase price of $74.0 million. Since the inception of these purchases, to June 30, 2003, we have incurred cumulative losses of approximately $137,000. As of June 30, 2003, we held 74 subordinated bonds from 32 different securities issued by six major financial institutions. These securities, with a principal balance of $54.0 million and a cost basis of $25.0 million, have a weighted average coupon of 5.27% and a weighted average cash-on-cash yield of 11.4%. The collateral underlying these securities consisted of $11.8 billion of fixed-rate and $5.5 billion of adjustable-rate mortgage loans for a total of $17.3 billion of single-family mortgage loans. For the six months ended June 30, 2003, we earned a 21.5% yield, before gains, on net average invested subordinated mortgage-backed securities equity of $10.1 million.

John A. Burchett, Chief Executive Officer, commented, "We are very pleased with our results for the second quarter and first six-months of 2003. The results for the quarter ended June 30, 2003 were positively affected by significant gains on sales of mortgage assets, and we do not expect gains on sales of mortgage assets at comparable levels in the third and fourth quarters. Accordingly, we currently anticipate earnings for these quarters to be in the range of $0.25 to $0.35 per share. We cannot assure you that we will generate the anticipated third and fourth quarter earnings."

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During the second quarter of 2003, four executives who are also directors received additional consideration as a result of certain performance targets set in 2002. As those performance targets were met, these officers received additional consideration that resulted in a reduction in additional paid-in capital of $583,333, representing the forgiveness of one-third of $1,750,000 in loans. In addition, 72,222 shares of our common stock will be issued and options exercisable for up to 26,720 shares vested.

As previously announced, effective July 1, 2002, HCM acquired 100% of the outstanding securities of HanoverTrade, Inc. and Hanover Capital Partners Ltd. Prior to that time HCM owned only 97% of these subsidiaries. Financial information presented for periods after June 30, 2002 includes results for the core REIT, HanoverTrade, Inc. and Hanover Capital Partners Ltd. on a consolidated basis. Financial information presented for periods ended prior to July 1, 2002 reflects HCM's previous partial ownership of HanoverTrade, Inc. and Hanover Capital Partners Ltd. For the six-months ended June 30, 2003, Hanover Capital Partners Ltd. generated total revenues of $4.3 million as compared to $3.0 million for the same period in 2002. HanoverTrade, Inc. generated $3.6 million of total revenues for the six-months ended June 30, 2003 as compared to $4.4 million for the same period in 2002.

HCM will host its quarterly investor conference call on Monday, August 4, 2003 at 11:00 AM EDT. The call will be broadcast on the Internet at www.vcall.com. To listen to the call, please go to the Web site at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those not available to listen to the live broadcast, a replay will be available shortly after the call at the vcall Web site.

Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT with offices throughout the country staffed by seasoned mortgage capital markets professionals. HCM invests in mortgage-backed securities and mortgage loans and engages in fee income-generating activities through its subsidiaries, HanoverTrade, Inc. and Hanover Capital Partners Ltd. HanoverTrade operates an Internet exchange for trading mortgage loans, mortgage servicing rights and related assets, and provides state-of-the-art technologies supported by experienced valuation, operations and trading professionals. HanoverTrade also provides a full range of asset valuation, analysis and marketing services for mortgage-related assets. Hanover Capital Partners provides consulting and advisory services, focusing on loan sale advisory, loan file due diligence reviews, staffing solutions and mortgage assignment and collateral rectification services. For further information, visit HCM's Web site at www.hanovercapitalholdings.com.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding our ability to pay future dividends, successfully invest capital, achieve greater returns on investments, provide continued growth for our stockholders, and our third and fourth quarter 2003 results. Such forward-looking statements involve known and unknown risks, uncertainties or other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Those risks and uncertainties can include: regulatory limitations on the types of investments in which we can participate, our ability to find suitable investments, fluctuation of interest rates, accelerated prepayment of principal, adverse general economic trends, the ability of HanoverTrade and Hanover Capital Partners to secure additional contracts and generate revenues, and our ability to retain key employees, among others. For more complete information concerning factors which could affect our results, please refer to our registration statements, reports and other documents filed with the Securities and Exchange Commission. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts.

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                                      -3-

            HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                         (in thousands, except as noted)

                                                                                     JUNE 30,        DECEMBER 31,
                                                                                      2003               2002
                                                                                    ---------         ---------
                                                                                   (unaudited)
ASSETS
Mortgage loans:
     Held for sale                                                                  $     464         $     413
     Collateral for CMOs                                                               70,609           102,751
Mortgage securities pledged as collateral for reverse repurchase agreements:
     Available for sale                                                                62,861             4,082
     Held to maturity                                                                      --               559
     Trading                                                                            5,065             2,669
Mortgage securities pledged as collateral for CMOs                                         --             9,805
Mortgage securities, not pledged:
     Available for sale                                                                 4,667             6,186
     Trading                                                                               --               602
Cash and cash equivalents                                                              12,068            10,605
Accounts receivable                                                                     1,300             1,706
Accrued interest receivable                                                               949               960
Equity investment in HDMF-I LLC                                                         1,686             4,638
Notes receivable from related parties                                                   1,167             2,563
Other assets                                                                            9,170             8,332
                                                                                    ---------         ---------
TOTAL ASSETS                                                                        $ 170,006         $ 155,871
                                                                                    =========         =========
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Reverse repurchase agreements                                                       $  54,319         $   6,283
CMO borrowing                                                                          64,002           102,589
Dividends payable                                                                          --             1,119
Accounts payable, accrued expenses and other liabilities                                3,085             2,816
                                                                                    ---------         ---------
      TOTAL LIABILITIES                                                               121,406           112,807
                                                                                    ---------         ---------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock: $0.01 par value, 10 million shares authorized,
     -0- shares issued and outstanding
Common stock: $0.01 par value, 90 million shares authorized,
     4,503,126 and 4,474,222 shares issued and outstanding at
     June 30, 2003 and December 31, 2002, respectively                                     45                45
Additional paid-in capital                                                             67,613            67,990
Retained earnings (deficit)                                                           (22,272)          (25,322)
Accumulated other comprehensive income                                                  3,214               351
                                                                                    ---------         ---------
      TOTAL STOCKHOLDERS' EQUITY                                                   48,600            43,064
                                                                                    ---------         ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                          $ 170,006         $ 155,871
                                                                                    =========         =========
BOOK VALUE PER SHARE                                                                $   10.79         $    9.62
                                                                                    =========         =========


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            HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                                   (unaudited)

                                                         THREE MONTHS ENDED JUNE 30,  SIX MONTHS ENDED JUNE 30,
                                                            ---------------------      ----------------------
                                                              2003         2002          2003          2002
                                                            --------     --------      --------      --------
REVENUES:
      Interest income                                       $  2,432     $  3,461      $  4,827      $  7,306
      Interest expense                                           989        2,080         2,274         4,273
                                                            --------     --------      --------      --------
          Net interest income                                  1,443        1,381         2,553         3,033
      Loan loss provision                                        408           67           679           121
                                                            --------     --------      --------      --------
          Net interest income after loan loss provision        1,035        1,314         1,874         2,912

      Gain on sale of mortgage assets                          2,494          305         5,777           905
      Gain on mark to market of mortgage assets                   18          300            18           575
      Due diligence fees                                       1,433           --         2,752            --
      Assignment fees                                            641           --         1,214            --
      Technology                                                 927           --         1,812            --
      Loan brokering, trading and advisory services              948           --         1,344            --
      Other income (loss)                                         58         (253)          105          (425)
                                                            --------     --------      --------      --------
          Total revenues                                       7,554        1,666        14,896         3,967
                                                            --------     --------      --------      --------
EXPENSES:
      Personnel                                                2,387          364         4,565           864
      Subcontractor                                              933           --         1,873            --
      Legal and professional                                     379          239           775           429
      General and administrative                                 437          236           826           459
      Depreciation and amortization                              389           --           777            --
      Other                                                      188           99           350           205
      Travel and entertainment                                   161           16           311            25
      Occupancy                                                  116           10           239            28
                                                            --------     --------      --------      --------
          Total expenses                                       4,990          964         9,716         2,010
                                                            --------     --------      --------      --------
          Operating income                                     2,564          702         5,180         1,957

Equity in income (loss) of unconsolidated subsidiaries:
      Hanover Capital Partners Ltd.                               --           86            --           112
      HanoverTrade, Inc.                                          --          628            --           655
      HDMF-I LLC                                                   3           20           (40)           (1)
      Hanover Capital Partners 2, Inc.                            --          (44)           --           (19)
                                                            --------     --------      --------      --------
Income before income tax provision                             2,567        1,392         5,140         2,704
Income tax provision                                              60           --            84            --
                                                            --------     --------      --------      --------
NET INCOME                                                  $  2,507     $  1,392      $  5,056      $  2,704
                                                            ========     ========      ========      ========
BASIC EARNINGS PER SHARE                                    $   0.56     $   0.32      $   1.12      $   0.62
                                                            ========     ========      ========      ========
DILUTED EARNINGS PER SHARE                                  $   0.54     $   0.31      $   1.10      $   0.61
                                                            ========     ========      ========      ========

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                                      -5-

            HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
            SUBORDINATED MBS, CMO COLLATERAL AND RELATED LIABILITIES
                     FOR THE SIX MONTHS ENDED JUNE 30, 2003
                                   (unaudited)
                                 (in thousands)

                            Assets                Liabilities            Invested Equity
                      -------------------       ----------------       -------------------
                      Average    Effective      Average                Average   Levered
                      Balance     Rate(1)       Balance     Cost       Balance   Return(2)
                      -------     -------       -------     ----       -------   ---------
Subordinated MBS     $ 18,325     13.2%        $  8,192      2.8%     $ 10,133     21.5%
CMO Collateral         88,610      6.5           81,347      5.2         7,263     21.0
                     --------     ----         --------     ----      --------     ----
      Total          $106,935      7.6%        $ 89,539      5.0%     $ 17,396     21.3%
                     ========     ====         ========     ====      ========     ====

(1)   Effective yield calculation includes loan loss provision.

(2) Does not include gains from sales of mortgage-related assets. Returns before operating expenses.

                                    * * * *